Exhibit 99.1

News Release

Baker Hughes Incorporated
2929 Allen Parkway
Contact:	Houston, Texas 77019
Gary R. Flaharty, +1.713.439.8039, gflaharty @ bakerhughes.com	Phone: 713.439.8600
H. Gene Shiels, +1.713.439.8822, gene.shiels @ bakerhughes.com	Fax: 713.439.8280
www.bakerhughes.com
Baker Hughes Announces Third Quarter Results
HOUSTON, Texas — November 4, 2009. Baker Hughes Incorporated (BHI — NYSE) today announced that net income for the third quarter 2009 was $55 million or $0.18 per diluted share compared to $429 million or $1.39 per diluted share for the third quarter 2008 and $87 million or $0.28 per diluted share for the second quarter 2009. Net income for the third quarter 2009 includes expenses of $38 million before tax ($0.08 per share) associated with reorganization, severance and acquisition costs, and an increase to our allowance for doubtful accounts.
As previously reported, net income for the second quarter 2009 included expenses of $54 million before tax ($0.13 per share) comprised of $16 million ($0.04 per share) associated with employee severance and reorganization costs and $38 million ($0.09 per share) associated with increasing our allowance for doubtful accounts.
Revenue for the third quarter 2009 was $2.23 billion, down 26% compared to $3.01 billion for the third quarter 2008 and down 4% compared to $2.34 billion for the second quarter 2009.
Chad C. Deaton, Baker Hughes chairman, president and chief executive officer, said “Third quarter North America operating margins rebounded from the low set in the second quarter of 2009. Aggressive cost cutting in the first half of 2009 enabled us to absorb additional price decreases and improve profitability on modest activity increases.
“International results were disappointing with revenue less than expected and price discounting greater than expected. Our operating profit margin was also impacted by the extra costs we are carrying to assure a smooth organizational transition we announced in May 2009. Given the progress we are making on this company transformation these additional costs should largely be behind us as we enter 2010.
“Looking forward, gas-directed drilling in North America is gradually increasing and we believe this trend will likely continue through 2010. Internationally, we believe that customer spending reached its low point this quarter and that forecasts for increasing economic growth, particularly in China, India and the Middle East, combined with modest spare production capacity are supporting higher oil prices and laying the foundation for increased spending in 2010.
“We are continuing to make good progress on the pending BJ Services transaction. Regulatory filings have been made in the US and in some international jurisdictions, and our preliminary

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Baker Hughes Announces Third Quarter Results
proxy statement has been filed and is being reviewed by the SEC. We have received a ‘second request’ from the Department of Justice which is limited in product and geographical scope. As a result of the second request, we now project that the transaction will close in the first quarter of 2010.
“With the pending addition of BJ Services, we expect to significantly advance our competitiveness as we improve our customer intimacy, operational effectiveness, and product portfolio.”
During the third quarter 2009, debt decreased $23 million to $1.81 billion and cash and short-term investments increased $125 million to $1.49 billion as compared to the second quarter 2009. Capital expenditures were $222 million, depreciation and amortization expense was $177 million and dividend payments were $47 million in the third quarter 2009.

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Baker Hughes Announces Third Quarter Results
Financial Information
Consolidated Statements of Operations

	Three Months Ended
UNAUDITED	September 30,		June 30,
(In millions, except per share amounts)	2009	2008	2009
Revenues:
Sales	$1,091	$1,446	$1,156
Services and rentals	1,141	1,564	1,180

Total revenues	2,232	3,010	2,336

Costs and Expenses:
Cost of sales	937	1,032	926
Cost of services and rentals	824	996	871
Research and engineering	88	103	102
Marketing, general and administrative	272	278	284

Total costs and expenses	2,121	2,409	2,183

Operating income	111	601	153
Equity in income of affiliates	—	—	—
Interest expense	(29)	(21)	(34)
Interest and dividend income	1	10	3

Income before income taxes	83	590	122
Income taxes	(28)	(161)	(35)

Net income	$55	$429	$87

Basic earnings per share	$0.18	$1.40	$0.28

Diluted earnings per share	$0.18	$1.39	$0.28

Weighted average shares outstanding, basic	310	307	310
Weighted average shares outstanding, diluted	311	308	310

Depreciation and amortization expense	$177	$158	$182

Capital expenditures	$222	$301	$291

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Baker Hughes Announces Third Quarter Results
Financial Information
Consolidated Statements of Operations

	Nine Months Ended
UNAUDITED	September 30,
(In millions, except per share amounts)	2009	2008
Revenues:
Sales	$3,558	$4,165
Services and rentals	3,678	4,513

Total revenues	7,236	8,678

Costs and Expenses:
Cost of sales	2,890	2,952
Cost of services and rentals	2,628	2,842
Research and engineering	299	312
Marketing, general and administrative	837	798
Litigation settlement	—	62

Total costs and expenses	6,654	6,966

Operating income	582	1,712
Equity in income of affiliates	—	1
Gain on sale of product line	—	28
Interest expense	(98)	(53)
Interest and dividend income	5	22

Income before income taxes	489	1,710
Income taxes	(152)	(507)

Net income	$337	$1,203

Basic earnings per share	$1.09	$3.91

Diluted earnings per share	$1.09	$3.89

Weighted average shares outstanding, basic	310	308
Weighted average shares outstanding, diluted	310	309

Depreciation and amortization expense	$532	$460

Capital expenditures	$794	$840

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Baker Hughes Announces Third Quarter Results
Calculation of EBIT and EBITDA (non-GAAP measures)1

	Three Months Ended
UNAUDITED	September 30,		June 30,
(In millions)	2009	2008	2009
Income before income taxes	$83	$590	$122
Interest expense	29	21	34

Earnings before interest expense and taxes (EBIT)	112	611	156
Depreciation and amortization expense	177	158	182

Earnings before interest expense, taxes, depreciation and amortization (EBITDA)	$289	$769	$338

[1]	EBIT and EBITDA (as defined in the calculations above) are non-GAAP measurements. Management uses EBIT and EBITDA because it believes that such measurements are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measurements may be used by investors to make informed investment decisions.

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Baker Hughes Announces Third Quarter Results
Consolidated Balance Sheets

(UNAUDITED	September 30,	December 31,
In millions)	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$1,487	$1,955
Accounts receivable, net	2,220	2,759
Inventories, net	1,967	2,021
Deferred income taxes	244	231
Other current assets	174	179

Total current assets	6,092	7,145

Property, plant and equipment, net	3,059	2,833
Goodwill	1,410	1,389
Intangible assets, net	199	198
Other assets	423	296

Total assets	$11,183	$11,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$661	$888
Short-term borrowings and current portion of long-term debt	23	558
Accrued employee compensation	459	530
Income taxes payable	58	272
Other accrued liabilities	252	263

Total current liabilities	1,453	2,511

Long-term debt	1,783	1,775
Deferred income taxes and other tax liabilities	322	384
Liabilities for pensions and other postretirement benefits	376	317
Other liabilities	64	67

Stockholders’ Equity:
Common stock	310	309
Capital in excess of par value	811	745
Retained earnings	6,474	6,276
Accumulated other comprehensive loss	(410)	(523)

Total stockholders’ equity	7,185	6,807

Total liabilities and stockholders’ equity	$11,183	$11,861

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Baker Hughes Announces Third Quarter Results
Revenue, Profit Before Tax, and Profit Before Tax Operating Margin1

	Three Months Ended
(in millions)	9/30/2009	9/30/2008	6/30/2009

Segment Revenue
Drilling and Evaluation	$1,051	$1,558	$1,116
Completion and Production	1,181	1,452	1,220

Oilfield Operations	$2,232	$3,010	$2,336

Geographic Revenue
North America	$817	$1,312	$794
Latin America	265	285	276
Europe Africa Russia Caspian	666	874	743
Middle East Asia Pacific	484	539	523

Oilfield Operations	$2,232	$3,010	$2,336

Segment Profit Before Tax[1]
Drilling and Evaluation	$41	$347	$73
Completion and Production	146	323	166

Oilfield Operations	$187	$670	$239

Geographic Profit Before Tax[1]
North America	$39	$316	$3
Latin America	10	51	34
Europe Africa Russia Caspian	87	202	130
Middle East Asia Pacific	51	101	72

Oilfield Operations	187	670	239

Corporate and Other Profit Before Tax[1]
Interest expense	(29)	(21)	(34)
Interest and dividend income	1	10	3
Corporate and other	(76)	(69)	(86)

Corporate, net interest and other	(104)	(80)	(117)

Total Profit Before Tax	$83	$590	$122

Profit Before Tax Operating Margin[1]
Drilling and Evaluation	4%	22%	7%
Completion and Production	12%	22%	14%
Oilfield Operations	8%	22%	10%

Profit Before Tax Operating Margin[1]
North America	5%	24%	0%
Latin America	4%	18%	12%
Europe Africa Russia Caspian	13%	23%	17%
Middle East Asia Pacific	11%	19%	14%
Oilfield Operations	8%	22%	10%

[1]	Profit before tax operating margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax operating margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by investors to make informed investment decisions.

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Baker Hughes Announces Third Quarter Results
Expenses for Reorganization, Severance and Acquisition Costs, and Increases to Allowance for Doubtful Accounts Included in the Following1
This table reconciles “Revenue, Profit Before Tax, and Profit Before Tax Operating Margin” (table above) with “Revenue, Profit Before Tax, and Profit Before Tax Operating Margin Excluding Reorganization, Severance and Acquisition Costs, and Increases to Allowance for Doubtful Accounts” (table below)

	Three Months Ended
(In millions)	9/30/2009	9/30/2008	6/30/2009

Segment Expense
Drilling and Evaluation	$12	—	$26
Completion and Production	17	—	25

Oilfield Operations	$29	—	$51

Geographic Expense
North America	$15	—	$13
Latin America	3	—	23
Europe Africa Russia Caspian	3	—	10
Middle East Asia Pacific	8	—	5

Oilfield Operations	$29	—	$51

Corporate Expense
Corporate and other	9	—	3

Total	$38	—	$54

[1]	Charges associated with reorganization, severance and acquisition (associated with the pending merger with BJ Services) costs were approximately $33 million in the third quarter 2009 and approximately $16 million in the second quarter 2009. Charges associated with allowances for doubtful accounts were approximately $ 5 million in the third quarter 2009 and approximately $38 million in the second quarter 2009.

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Baker Hughes Announces Third Quarter Results
Revenue, Profit Before Tax, and Profit Before Tax Operating Margin1 Excluding Reorganization, Severance and Acquisition Costs, and Increases to Allowance for Doubtful Accounts
The following table contains non-GAAP measures of segment profit before tax, geographic profit before tax, corporate and other profit before tax, and operating margins excluding expenses for, reorganization, severance and acquisition costs, and increases to allowance for doubtful accounts (see table above). Management uses this measure to isolate the results of certain operations and believes that this information may be useful to investors.

	Three Months Ended
	9/30/2009	9/30/2008	6/30/2009

Segment Revenue
Drilling and Evaluation	$1,051	$1,558	$1,116
Completion and Production	1,181	1,452	1,220

Oilfield Operations	$2,232	$3,010	$2,336

Geographic Revenue
North America	$817	$1,312	$794
Latin America	265	285	276
Europe Africa Russia Caspian	666	874	743
Middle East Asia Pacific	484	539	523

Oilfield Operations	$2,232	$3,010	$2,336

Segment Profit Before Tax
Drilling and Evaluation	$53	$347	$99
Completion and Production	163	323	191

Oilfield Operations	$216	$670	$290

Geographic Profit Before Tax
North America	$54	$316	$16
Latin America	13	51	57
Europe Africa Russia Caspian	90	202	140
Middle East Asia Pacific	59	101	77

Oilfield Operations	216	670	290

Corporate and Other Profit Before Tax
Interest expense	(29)	(21)	(34)
Interest and dividend income	1	10	3
Corporate and other	(67)	(69)	(83)

Corporate, net interest and other	(95)	(80)	(114)

Total Profit Before Tax	$121	$590	$176

Profit Before Tax Operating Margin[1]
Drilling and Evaluation	5%	22%	9%
Completion and Production	14%	22%	16%
Oilfield Operations	10%	22%	12%

Profit Before Tax Operating Margin[1]
North America	7%	24%	2%
Latin America	5%	18%	21%
Europe Africa Russia Caspian	14%	23%	19%
Middle East Asia Pacific	12%	19%	15%
Oilfield Operations	10%	22%	12%

[1]	Profit before tax operating margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax operating margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by investors to make informed investment decisions.

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Baker Hughes Announces Third Quarter Results
Comparison of Revenue to Prior Periods

	Percent Increase (Decrease) for the
	Three Months Ended September 30, 2009 Compared to the
	Three Months Ended	Three Months Ended
	September 30, 2008	June 30, 2009

Segment
Drilling and Evaluation	(33%)	(6%)
Completion and Production	(19%)	(3%)
Oilfield Operations	(26%)	(4%)

Geographic
North America	(38%)	3%
Latin America	(7%)	(4%)
Europe Africa Russia Caspian	(24%)	(10%)
Middle East Asia Pacific	(10%)	(7%)
Oilfield Operations	(26%)	(4%)
Operational Highlights
North America
Revenue in North America reflected changes in the North America rig count which was down 52% year-over-year. The sequential quarterly improvement was primarily driven by a 13% increase in the North America rig count, where a strong seasonal rebound in Canada was partially offset by a 32% decrease in offshore drilling as offshore activity slowed during the Gulf of Mexico hurricane season.
The sequential improvement in profit before tax and profit before tax margins demonstrated the advantages of our early and aggressive cost cutting in the first half of 2009 which overcame incremental price discounting in the third quarter 2009.
During the quarter, and in collaboration with a major U.S. independent operator, our US Land geomarket team successfully installed the first 24-stage FracPoint™ EX open hole isolation completion system in the Williston Basin.
In addition, we launched our IntelliFrac™ service, an integration of our advanced micro-seismic services with state-of-the-art fracturing and production enhancement services from BJ Services. This combined offering of services enables operators to monitor fracture dimensions during stimulation treatments and allows real-time control of fracture operations.
Latin America
Revenue declined year-over-year as increased revenue from the Mexico / Central America geomarket was offset by reduced revenue from the Venezuela and Argentina / Bolivia / Chile geomarkets. Revenue declined sequentially primarily due to lower activity in the Venezuela geomarket. Operating profit margin in the third quarter was adversely impacted by incremental

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costs in the Mexico / Central America and Brazil geomarkets associated with start-up activity, and higher labor costs in the Argentina / Bolivia / Chile geomarket.
During the quarter we were awarded a contract for intelligent completions for the pre-salt Tupi field in Brazil valued in excess of $50 million.
In the Mexico/Central America geomarket, we operated on a record six rigs in the Alma marine integrated services project for PEMEX, and we completed the drilling phase of the first Alma well and started completion operations. In addition, we introduced FracPoint™ into the Mexico/Central America geomarket, and commenced operations on three ATG integrated contracts awarded by PEMEX to local integrated operations suppliers last quarter. Under these three contracts, Baker Hughes is providing individual product line well construction technologies and services as a subcontractor.
Also during the third quarter, our newly-deployed BEACON center for Mexico became fully operational, providing permanent real-time monitoring visibility of ongoing operations allowing Baker Hughes experts from around the world to provide support on operational and technical challenges as they arise.
Europe Africa Russia Caspian
Revenue declined year-over-year in all geomarkets with the exception of Angola, with the largest declines in the Russia, UK and Norway geomarkets. Sequentially, revenues declined as the increases in the Norway, Sub Sahara Africa, and Caspian geomarkets were more than offset by declines in the UK, Russia, Continental Europe, Angola and Libya geomarkets.
Baker Hughes drilled and completed the first well using our 9-5/8” steerable liner drilling system for a client in Norway. The system features INTEQ directional drilling systems, Hughes Christensen drill bits and Baker Oil Tools completion systems.
In Azerbaijan we were awarded a $300 million contract in the third quarter 2009 for directional drilling, formation evaluation and completion systems. Work is expected to commence in January 2010.
Middle East Asia Pacific
The year-over-year revenue decline in the region was in line with the decline in the rig count, with higher revenue from the Australasia and India/Southwest Asia geomarkets being offset by lower revenue from all other Middle East Asia Pacific geomarkets. Compared to the second quarter 2009, revenue increases in the India / Southwest Asia, Indonesia, and Australasia geomarkets were more than offset by reduced revenue in the North Asia, Egypt, Gulf and Southeast Asia geomarkets.

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During the quarter we were awarded drilling, evaluation and completion contracts for a twelve well deepwater exploration program for a consortium of six major integrated oil companies operating in Indonesia.
In the Gulf geomarket, we achieved a new milestone in reservoir characterization, performing one of the largest ever onshore 3D Vertical Seismic Profiling jobs for a major National Oil Company.
Conference Call
The company has scheduled a conference call to discuss the results of today’s earnings announcement. The call will begin at 8:30 a.m. Eastern time, 7:30 a.m. Central time, on Wednesday, November 4, 2009. To access the call, which is open to the public, please contact the conference call operator at (800) 374-2469, or (706) 634-7270 for international callers, 20 minutes prior to the scheduled start time, and ask for the “Baker Hughes Conference Call.” A replay will be available through Wednesday, November 18, 2009. The number for the replay is (800) 642-1687, or (706) 645-9291 for international callers, and the access code is 33298674. The call and replay will also be web cast on www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward—looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” ”probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward—looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2008; and those set forth from time to time in our other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward—looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forecasts may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of those risk factors:

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Baker Hughes Announces Third Quarter Results
Baker Hughes — BJ Services pending merger — the ability to obtain regulatory approvals for the transaction and the approval of the merger agreement by the stockholders of both parties; the risk that the cost savings and any other synergies from the transaction may not be realized or take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; the outcome of pending litigation; future regulatory or legislative actions that could adversely affect the companies and the business plans of the customers of the respective parties.
Economic conditions — the impact of deteriorating worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; the condition of financial institutions and the debt, capital and equity markets in general, any impact on our ability to borrow to fund short-term cash requirements and retire long-term debt upon maturity as well as any impact on our customers’ spending and ability to pay amounts owed to us; our ability to estimate the size of and changes in the worldwide oil and natural gas industry.
Oil and gas market conditions — the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for, crude oil and natural gas; drilling activity; excess productive capacity; crude and product inventories; LNG imports; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks — war, military action, terrorist activities or extended period of international conflict, particularly involving any major petroleum—producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action.
Price, market share, contract terms, and customer payments — our ability to obtain market prices for our products and services; the effect of the level and sources of our profitability on our tax rate; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the integration of newly-acquired businesses; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.

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Baker Hughes Announces Third Quarter Results
Costs and availability of resources — our ability to manage the costs and availability of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; manufacturing capacity and subcontracting capacity at forecasted costs to meet our revenue goals; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; the accuracy of our estimates regarding our capital spending requirements; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; the development of technology by us or our competitors that lowers overall finding and development costs; labor-related actions, including strikes, slowdowns and facility occupations.
Litigation and changes in laws or regulatory conditions — the potential for unexpected litigation or proceedings; the legislative, regulatory and business environment in the US and other countries in which we operate; costs and changes in processes and operations related to or resulting from the activities of the compliance monitor appointed to assess our Foreign Corrupt Practices Act policies and procedures in connection with previously reported settlements with the SEC and Department of Justice (“DOJ”) as well as compliance with the terms of the settlements as well as any future agreements with the SEC, DOJ or other authority; outcome of government and legal proceedings as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; changes in export control laws or exchange control laws; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in laws in countries identified by management for immediate focus; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
Environmental matters — unexpected, adverse outcomes or material increases in liability with respect to environmental remediation sites where we have been named as a potentially responsible party; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment.
Additional Information and Where to Find It
On October 14, 2009, Baker Hughes filed with the SEC a Registration Statement on Form S-4, which includes a joint proxy statement of Baker Hughes and BJ Services that also constitutes a prospectus of Baker Hughes regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BAKER HUGHES AND BJ SERVICES ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT FILED WITH THE SEC AND THE DEFINITIVE JOINT

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Baker Hughes Announces Third Quarter Results
PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS FILED OR TO BE FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION REGARDING BAKER HUGHES, BJ SERVICES AND THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Baker Hughes and BJ Services seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by Baker Hughes and BJ Services with the SEC at the SEC’s web site at www.sec.gov.
The joint proxy statement/prospectus and such other documents (relating to Baker Hughes) may also be obtained from Baker Hughes for free from Baker Hughes’ web site at www.bakerhughes.com/investor or by directing a request to: Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, TX 77019, Attention: Corporate Secretary, or by phone at (713) 439-8600.
The joint proxy statement/prospectus and such other documents (relating to BJ Services) may also be obtained from BJ Services for free from BJ Services’ web site at www.bjservices.com or by directing a request to: BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442, Attention: Investor Relations, or by phone at (713) 462-4239.
Participants in the Solicitation
Baker Hughes, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Baker Hughes’ stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction are contained in the preliminary joint proxy statement/prospectus filed.
BJ Services, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from BJ Services’ stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction are contained in the preliminary joint proxy statement/prospectus filed.
Baker Hughes provides reservoir consulting, drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
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